UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2019 (September 20, 2019)

SPIRIT MTA REIT

(Exact name of registrant as specified in its charter)

Maryland	1-38414	82-6712510
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street, Suite 300, Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

(972) 476-1409

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	SMTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On September 20, 2019, all of the outstanding classes and series of Net Lease Mortgage Notes (the “Master Trust Notes”) issued and outstanding under that certain Second Amended and Restated Master Trust Indenture, dated as of May 20, 2014, as amended, supplemented or otherwise modified from time to time (the “Master Trust Indenture”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC, and Spirit Master Funding VIII, LLC, as issuers, and Citibank, N.A., acting as trustee thereunder, were redeemed and all of the Company’s rights and obligations thereunder were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 20, 2019, the Company completed the transactions contemplated by each of the previously announced Equity Purchase Agreement, entered into on June 2, 2019 (the “Purchase Agreement”), by and among the Company, SMTA Financing JV, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“Seller”), Banner NewCo LLC, a Delaware limited liability company and wholly owned subsidiary of Seller (“Newco”), and Hospitality Properties Trust, a Maryland real estate investment trust (“Buyer”), pursuant to which the Company sold substantially all of its assets to Buyer (the “Purchase Agreement”) and the Real Estate Sale Contract, dated as of June 2, 2019, by and among Newco, a subsidiary of Spirit Realty Capital, Inc., and the Company’s Manager (the “Property Seller”), pursuant to which Buyer, through its ownership of Newco, acquired three travel center properties owned by the Property Seller (the “Real Estate Sale Contract”).

At the closing of the transactions contemplated by the Purchase Agreement and the Real Estate Contract, after taking into account the redemption of all preferred shares and termination payments, closing adjustments under the Purchase Agreement and Real Estate Contract, transfer and withholding taxes, and fees and other expenses associated with the sale, Seller received net proceeds of approximately $241 million.

The foregoing descriptions of the (1) Purchase Agreement and (2) Real Estate Sale Contract are qualified in their entirety by the full text of each of the Purchase Agreement and the Real Estate Contract, as applicable, which were attached as Exhibit 2.1 and Exhibit 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2019, and are incorporated herein by reference.

Item 8.01	Other Events.

On September 20, 2019, the Company issued a press release announcing, among other things, the closing of the transactions contemplated by the Purchase Agreement and the Real Estate Sale Contract. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1

Equity Purchase Agreement, dated as of June 2, 2019, by and among Spirit MTA REIT, SMTA Financing JV, LLC, Banner NewCo LLC and Hospitality Properties Trust (filed as Exhibit 2.1 to Spirit MTA REIT’s Current Report on Form 8-K, filed with the SEC on June 3, 2019, and incorporated herein by reference).

10.1

Real Estate Sale Contract, dated as of June 2, 2019, by and between Banner NewCo LLC and Spirit FJ SMF SPE, LLC (filed as Exhibit 10.1 to Spirit MTA REIT’s Current Report on Form 8-K, filed with the SEC on June 3, 2019, and incorporated herein by reference).

99.1	Press Release of Spirit MTA REIT, dated September 20, 2019.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT MTA REIT

Date: September 23, 2019	By:	/s/ Ricardo Rodriguez
Ricardo Rodriguez
Chief Executive Officer, President, Chief Financial Officer and Treasurer